Exhibit 5.1

TANDY CORPORATION
Executive Offices 100 Throckmorton St., Ste. 1700, Fort Worth, Texas 76102 Telephone (817) 390-3700



July 30, 1999



Tandy  Corporation
100 Throckmorton St., Suite 1800
Fort Worth, TX  76102

Ladies and Gentlemen:

I am the Senior Vice President, Corporate Secretary and General Counsel of Tandy Corporation (the "Company") and have assisted with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, (the "Act") of a Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (the "Registration Statement") for the purpose of registering 335,000 shares of common stock, $1.00 par value, of the Company (the "Shares") all in accordance with the terms of the AmeriLink 1994 Stock Incentive Plan, Executive Employment Agreement between Larry R. Linhart and AmeriLink Corporation including Stock Option Addendum, Restricted Stock Award Agreement between AmeriLink Corporation and William H. Largent and George Manser and Form of Joseph L. Govern Stock Option Agreement (collectively, the "Plans"). In such capacity, I have examined the Company's Restated Certificate of Incorporation, as amended, the Restated By-Laws of the Company, the Plans, and such other documents of the Company as I have deemed necessary or appropriate for the purposes of the opinion expressed herein.

Based upon the foregoing, in my opinion the Shares, when issued by the Company and fully paid for in accordance with the provisions of the Plans and any agreement applicable to such Shares (with the consideration received by the Company, being not less than the par value thereof), will be validly issued, fully paid and non-assessable.

I consent  to the  filing of this  opinion  as an  exhibit  to the  Registration
Statement and to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                Very truly yours,


                                 /s/
                                 Mark C. Hill
                                 Senior Vice President, Corporate Secretary and General Counsel